FOR IMMEDIATE RELEASE

Contact:                   Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
jfarrar@stellarone.com

STELLARONE CORPORATION
REPORTS INCREASED QUARTERLY AND FULL YEAR 2011 EARNINGS

Charlottesville, VA, January 26, 2012 – StellarOne Corporation (NASDAQ: STEL) (“StellarOne”) today reported fourth quarter 2011 earnings of $4.8 million and net income available to common shareholders of $3.8 million, or $0.17 net income per diluted common share, after deducting the dividends and discount accretion on preferred stock from net income. This represents a 61.1% increase over net income available to common shareholders of $2.4 million, or $0.10 net income per diluted common share recognized during the same quarter in the prior year, and a 3.2% decrease compared to net income to common shareholders of $3.9 million, or $0.17 net income per diluted common share for the third quarter of 2011.  Full year 2011 earnings available to common shareholders were $13.4 million or $0.59 per common share, up 70% compared to $7.9 million or $0.35 per diluted common share in 2010.

The results for the fourth quarter of 2011 include $628 thousand in accelerated discount accretion charges resulting from the full exit and redemption of remaining preferred shares associated with the Troubled Asset Relief Program (TARP) on December 28, 2011.  The effect of this acceleration reduced earnings per share for the quarter by approximately $0.03 per common share.

“One of our primary strategic goals for 2011 was to exit the TARP program.  We are pleased to have fully accomplished this goal in the fourth quarter of 2011 with no dilution to our common shareholders.  Our common shareholders will benefit from reduced earnings dilution and the potential for increased dividends in the coming quarters.  The fourth quarter saw a continuation of improving asset quality and earnings growth. While loan growth remains sluggish, we are seeing some improved loan activity in a number of our markets including our organic growth strategies currently underway in both the Richmond and Hampton Roads markets.  With the repayment of TARP, we are also better positioned to take advantage of market opportunities.” said O. R. Barham, Jr., President and Chief Executive Officer.

Fourth quarter key metrics and business highlights included:

•	Revenues were stable, with net interest margin expanding slightly and mortgage revenue growth offsetting some decreases in other noninterest revenue streams.

•	Nonperforming assets as a percentage of total assets decreased 7.3% on a sequential quarter basis to 1.64%.

•	Accruing troubled debt restructurings decreased $9.2 million when compared to the same period in the prior year, and declined $1.8 million on a sequential quarter basis.

•	Net interest margin expanded slightly to 3.79% in the fourth quarter of 2011 from 3.77% in the third quarter of 2011 due to reduced deposit costs.

•	Divestiture of the wholesale mortgage line of business was completed.

Net Interest Margin Up Slightly Over Prior Quarter

Net interest income on a tax-equivalent basis amounted to $25.1 million for the fourth quarter of 2011, or essentially equal to the third quarter of 2011, and a $363 thousand, or 1.4%, decrease from $25.4 million for the same period in the prior year. The net interest margin was 3.79% for the fourth quarter of 2011, compared to 3.77% for the third quarter of 2011 and 3.87% for the fourth quarter of 2010. The average yield on earning assets for the current quarter decreased 7 basis points to 4.62% as compared to 4.69% for the third quarter of 2011, which was more than offset by an 11 basis point improvement in the cost of interest bearing liabilities, moving from 1.11% during the third quarter of 2011 to 1.00% during the fourth quarter of 2011.  Investment yields and loan yields contracted 35 basis points and 5 basis points, respectively, on a sequential basis.  Investment yields have contracted during the quarter due to the sale of some higher yielding municipal securities in order to realign portfolio risk, continued runoff of seasoned investments and lower yields realized on the recent investment of excess liquidity in the current low rate environment.  Loan yields have contracted slightly due to re-pricing within the current portfolio and reduced yields on new production.  The 11 basis point improvement to the overall cost of funds on a sequential basis was driven by reduced cost of interest bearing deposits by 12 basis points. Net interest margin will continue to be pressured by pricing competition for quality loan opportunities, lower investment yields, and the flattening yield curve.

Operating Noninterest Income Remains Stable on a Sequential Basis

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total noninterest income amounted to $7.9 million for the fourth quarter of 2011, up $39 thousand or essentially flat on a sequential basis compared to $7.8 million for the third quarter of 2011, and up $771 thousand or 10.9% compared to the same period in the prior year. The mix of noninterest income shifted sequentially during the quarter.  Mortgage banking fees increased $656 thousand and was offset by decreases of $143 thousand in retail banking fees, $129 thousand in brokerage fee income and an increase of $209 thousand in losses and write-downs on foreclosed assets.  The $771 thousand increase in operating noninterest income when compared to the same period in the prior year stemmed from the absence of losses on mortgage indemnifications in the fourth quarter of 2011 compared to $854 thousand of losses in the same period in the prior year.  This was offset by $144 thousand decrease in brokerage fee income compared to the same quarter in the prior year.  Lower fee realizations attributed to the revenue decrease.

Mortgage banking revenue totaled $2.6 million for the fourth quarter of 2011, or up $656 thousand or 33.4% compared to $2.0 million for the third quarter of 2011 and down $146 thousand or 5.3% when compared to the same quarter in 2010.  The record low mortgage rates in effect for the fourth quarter of 2011 drove much of the volume increase sequentially as demand for refinance and purchase money both increased.  The divestiture of the wholesale mortgage operation completed in the fourth quarter of 2011 is expected to improve the mortgage risk profile and ability to grow revenues and expanding mortgage presence in the Richmond and Hampton Roads markets.

Retail banking fee income remained stable at $3.9 million for the fourth quarter of 2011, a decrease of $143 thousand or 3.6% compared to $4.0 million for the third quarter of 2011.  This sequential quarter decrease was attributable to decreases of $106 thousand and $22 thousand in NSF revenue and interchange income, respectively.

Wealth management revenues from trust and brokerage fees for the fourth quarter of 2011 were $1.1 million or down $136 thousand or 11.4% on a sequential quarter basis and down $98 thousand or 8.5% compared to the fourth quarter of 2010. Fiduciary assets increased $26.7 million or 6.5% sequentially to $440.3 million, compared to $413.6 million at September 30, 2011.

Non-Performing Assets Improve Sequentially

Non-performing assets totaled $47.7 million at December 31, 2011, down $4.7 million or 9.0% sequentially from $52.5 million at September 30, 2011 and down $6.6 million or 12.2% compared to $54.4 million at December 31, 2010.  The ratio of non-performing assets as a percentage of total assets decreased to 1.64% as of December 31, 2011, compared to 1.77% as of September 30, 2011 and 1.85% at December 31, 2010.

Net charge-offs for the fourth quarter of 2011 totaled $4.4 million or up $662 thousand compared to the $3.8 million realized during the third quarter of 2011 and down $3.2 million when compared to $7.6 million during the fourth quarter of 2010.    Annualized net charge-offs as a percentage of average loans receivable amounted to 0.86% for the fourth quarter of 2011, up from 0.73% for the third quarter of 2011 and down from 1.43% for the fourth quarter of 2010.

Non-performing loans decreased $4.3 million or 9.9% to $39.2 million at December 31, 2011, when compared to $43.5 million at both September 30, 2011 and December 31, 2010.

Foreclosed assets totaled $8.6 million at December 31, 2011, down $434 thousand or 4.8% compared to $9.0 million at September 30, 2011 and down $2.3 million or 21.3% compared to $10.9 million as of December 31, 2010. Past due and matured loans between 30 and 89 days totaled $34.5 million at December 31, 2011, down $8.9 million or 20.5% compared to $43.3 million at September 30, 2011.

Included in the loan portfolio at December 31, 2011, are loans classified as troubled debt restructurings (“TDRs”) totaling $38.7 million or 1.9% of total loans.  TDRs were reduced sequentially by 5.0% or $2.0 million as compared to $40.7 million at September 30, 2011. Of the total restructurings, $30.5 million are on accrual status, which represent performing relationships for which a modification to the contractual interest rate or repayment structure has been granted in order to address a financial hardship.  At December 31, 2011, $30.3 million or 78.2% of total TDRs represent residential consumer real estate loans under a mortgage modification program designed to help homeowners remain in their homes.

StellarOne recorded a provision for loan losses of $1.8 million for the fourth quarter of 2011, a decrease of $1.5 million compared to the $3.3 million recognized for the third quarter of 2011 and a decrease of $3.5 million compared to the fourth quarter of 2010.  This decrease is reflective of the improvement in underlying credit quality metrics used in measuring the risk inherent in the loan portfolio.  The allowance as a percentage of non-performing loans increased to 83.2% at December 31, 2011, or up 2.1% when compared to 81.1% at September 30, 2011. The fourth quarter 2011 provision compares to net charge-offs of $4.4 million, resulting in an allowance for loan losses of $32.6 million at December 31, 2011, a decrease of $2.7 million when compared to $35.3 million at September 30, 2011. The allowance as a percentage of total loans was 1.60% at December 31, 2011, compared to 1.74% at September 30, 2011.

Efficiency Ratio Increases Sequentially

The efficiency ratio was 72.3% for the fourth quarter of 2011, compared to 69.3% for the third quarter of 2011 and 70.5% for the same quarter in 2010.  The sequential quarter increase in the efficiency ratio reflects a slight increase in total revenue and increased overhead including some nonrecurring expenses associated with human capital administration and strategic initiatives. Noninterest expense for the fourth quarter amounted to $24.6 million, up $1.2 million or 5.3% compared to $23.3 million for the third quarter of 2011 and up $639 thousand or 2.7% when compared to the fourth quarter of 2010.

The sequential quarter increase in noninterest expense was driven by increases of $488 thousand in compensation and benefits expense, $152 thousand in supplies and equipment and $375 thousand in professional fees.  The increase in compensation and benefits expense is largely related to increased commissions and incentives associated with the higher mortgage volume, higher than normal medical claims and nonrecurring costs of $175 thousand associated with one-time bonuses and severance packages.  In addition, increased costs of $240 thousand associated with incentive plans for revenue producing units also contributed to the sequential increase. Professional fees included approximately $271 thousand of nonrecurring costs associated with strategic planning initiatives.

The increase relative to the same quarter in 2010 can be attributed to a $1.2 million increase in compensation and benefits expense and a $486 thousand increase in professional fees, which were partially offset by an $899 thousand decrease in FDIC insurance expense. Professional fees increased due to higher legal fees associated with customer workout arrangements and nonrecurring corporate consulting fees.  The compensation and benefits increase is related to the hiring of some key management positions over the past eighteen months, branch closings, severance agreements and the reestablishment of incentive plans for revenue producing units. Company-wide initiatives are ongoing in an effort to reduce and reallocate our cost of human capital.  These efforts resulted in the net reduction of eight full-time equivalent positions on a sequential quarter basis and twenty-seven positions when compared to December 31, 2010. FTE levels are expected to show further reductions in first quarter 2012 associated with the wholesale mortgage divestiture and announced branch consolidations.

Capital Position Remains Strong After TARP Repayment

Subsequent to the TARP repayment, risk-based capital ratios continue to substantially exceed regulatory standards for well-capitalized banks. The period-end tangible common equity ratio was 10.52% at December 31, 2011 compared to 9.95% at September 30, 2011. Tier 1 risk-based and total risk-based capital ratios were 15.17% and 16.42%, respectively, at December 31, 2011 compared to 16.26% and 17.51% at September 30, 2011. Shareholders’ equity represented 14.19% of total assets at December 31, 2011, while book value per common share was $18.15 per share.

Balance Sheet Contracts Slightly While Loans Remain Stable

Period end loans increased $4.0 million or were essentially flat compared to the third quarter 2011, while average loans for the fourth quarter of 2011 were $2.05 billion or down approximately $10.1 million or less than 1% when compared to $2.06 billion for the third quarter of 2011. Continued soft loan demand, aggressive pricing competition for quality loans and increased curtailments as a result of the slowed economy have impacted the ability to grow the loan portfolio. Average securities were $466.6 million for the fourth quarter, up $20.2 million or 4.5% from $446.3 million for the third quarter of 2011, reflecting increased investment activity driven by reduced loan opportunities. Average deposits for the fourth quarter of 2011 were $2.40 billion or down $19.7 million or less than 1% on a sequential quarter basis compared to $2.42 billion for the third quarter of 2011.

Average interest bearing deposits decreased sequentially by approximately $19.8 million or less than 1%, while average non-interest bearing deposits remained stable. At December 31, 2011, total assets were $2.92 billion, compared to $2.96 billion at September 30, 2011. Cash and cash equivalents were $100.0 million at December 31, 2011, a decrease of $57.6 million or 36.6% compared to $157.6 million at September 30, 2011.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of our sole subsidiary, StellarOne Bank, we operate 54 full-service financial centers, one loan production office, and 63 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne’s fourth quarter 2011 earnings conference call at 10:00 a.m. (EDT) on January 26, 2012, please visit our website at www.StellarOne.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 1:00 p.m. (EDT) on Thursday, January 26, 2012 through 11:59 PM (EDT) on Thursday, February 2, 2012, by dialing toll free (855) 859 2056 and using passcode #40637910.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by calculating noninterest expense less amortization of intangibles and goodwill impairments and dividing this by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains on securities and losses on foreclosed assets. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible because other companies may calculate them differently. It also refers to operating earnings, which reflects net income adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Pre-tax, pre-provision earnings, which adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity ratio is used by management to assess the quality of capital and management believes that investors may find it useful in their analysis of the company. This capital measure is not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be construed as such. These are non-GAAP financial measures that management believes provide investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect

StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets, Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

SELECTED FINANCIAL DATA (UNAUDITED)
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Interest income - taxable equivalent	$30,580	$32,373	$123,957	$130,404
Interest expense	5,520	6,950	24,440	33,912
Net interest income - taxable equivalent	25,060	25,423	99,517	96,492
Less: taxable equivalent adjustment	787	663	3,096	2,482
Net interest income	24,273	24,760	96,421	94,010
Provision for loan and lease losses	1,750	5,300	12,700	22,850
Net interest income after provision for
loan and lease losses	22,523	19,460	83,721	71,160
Noninterest income	8,409	7,827	31,466	33,269
Noninterest expense	24,595	23,956	94,698	92,959
Income tax expense	1,568	502	4,604	1,705
Net income	4,769	2,829	15,885	9,765
Dividends and accretion on preferred stock	(973)	(472)	(2,455)	(1,865)
Net income available to common shareholders	$3,796	$2,357	$13,430	$7,900

Earnings per share available to common shareholders
Basic	$0.17	$0.10	$0.59	$0.35
Diluted	$0.17	$0.10	$0.59	$0.35

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Total loans	$2,054,650	$2,129,457	$2,077,067	$2,161,387
Total investment securities	466,553	367,079	419,149	375,928
Total earning assets	2,626,406	2,604,363	2,616,532	2,644,417
Total assets	2,939,235	2,946,014	2,930,426	2,976,744
Total deposits	2,399,885	2,378,594	2,391,761	2,386,730
Shareholders' equity	432,969	428,478	428,931	425,638

PERFORMANCE RATIOS	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Return on average assets	0.64%	0.38%	0.54%	0.33%
Return on average equity	4.37%	2.62%	3.70%	2.29%
Return on average realized equity (A)	4.46%	2.66%	3.76%	2.33%
Net interest margin (taxable equivalent)	3.79%	3.87%	3.80%	3.65%
Efficiency (taxable equivalent) (B)	72.29%	70.52%	70.69%	70.74%

CAPITAL MANAGEMENT	December 31,
	2011	2010

Tier 1 risk-based capital ratio	15.17%	14.19%
Tangible equity ratio	10.52%	10.80%
Tangible common equity ratio	10.52%	9.74%
Period end shares issued and outstanding	22,819,000	22,748,062
Book value per common share	$18.15	$17.43
Tangible book value per common share	$12.90	$12.07

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Shares issued	3,064	-	43,267	86,937
Average common shares issued and outstanding	22,815,959	22,747,546	22,794,508	22,721,246
Average diluted common shares issued and outstanding	22,869,724	22,816,864	22,849,874	22,779,584
Cash dividends paid per common share	$0.04	$0.04	$0.16	$0.16

SUMMARY ENDING BALANCE SHEET	December 31,
	2011	2010
Total loans	$2,031,131	$2,098,896
Total investment securities	477,964	381,231
Total earning assets	2,610,530	2,637,179
Total assets	2,917,928	2,940,442
Total deposits	2,395,600	2,386,102
Shareholders' equity	414,173	426,437

OTHER DATA
End of period full time equivalent employees	811	838

(A)	Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)
Computed by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully tax equivalent basis and non-interest income excluding  gains on securities, loss on sale of foreclosed assets and other than temporary impairment on securities and goodwill. This is a non-GAAP financial measure, which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.

(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Allowance for loan losses:
Beginning of period	$35,268	$39,973	$37,649	$40,172
Provision for loan losses	1,750	5,300	12,700	22,850
Charge-offs	(5,045)	(8,192)	(19,928)	(27,578)
Recoveries	615	568	2,167	2,205
Net charge-offs	(4,430)	(7,624)	(17,761)	(25,373)
End of period	$32,588	$37,649	$32,588	$37,649

Accruing Troubled Debt Restructurings	$30,531	$33,267

Loans greater than 90 days past due still accruing	$1,516	$-

	December 31,
	2011	2010
Non accrual loans	$30,985	$38,048
Non accrual TDR's	8,189	5,426
Total non-performing loans	39,174	43,474
Foreclosed assets	8,575	10,894
Total non-performing assets	$47,749	$54,368
Nonperforming assets as a % of total assets	1.64%	1.85%
Nonperforming assets as a % of loans plus
foreclosed assets	2.34%	2.58%
Allowance for loan losses as a % of total loans	1.60%	1.79%
Net charge-offs as a % of average loans outstanding - 3 months	0.86%	1.43%
Net charge-offs as a % of average loans outstanding - year to date	0.86%	1.17%

	December 31, 2011
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Construction and land development:
Commercial	164,672	8,187	4.97%
Residential	49,995	137	0.27%
Total construction and land development	214,667	8,324	3.88%
Commercial real estate:
Commercial real estate - owner occupied	317,976	7,139	2.25%
Commercial real estate - non-owner occupied	417,658	2,143	0.51%
Farmland	15,756	445	2.82%
Multifamily, nonresidential and junior liens	93,470	5,328	5.70%
Total commercial real estate	844,860	15,055	1.78%
Consumer real estate:
Home equity lines	263,035	3,154	1.20%
Secured by 1-4 family residential, secured by first deeds of trust	450,667	11,030	2.45%
Secured by 1-4 family residential, secured by second deeds of trust	42,534	445	1.05%
Total consumer real estate	756,236	14,629	1.93%
Commercial and industrial loans (except those secured by real estate)	189,887	1,141	0.60%
Consumer and other:
Consumer installment loans	20,216	2	0.01%
Deposit overdrafts	3,526	-	0.00%
All other loans	1,739	23	1.32%
Total consumer and other	25,481	25	0.10%
Total loans	2,031,131	39,174	1.93%

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands, except per share data)

			Percent
			Increase
SELECTED BALANCE SHEET DATA	12/31/2011	12/31/2010	(Decrease)

Assets
Cash and cash equivalents	$99,970	$139,886	-28.53%
Investment securities available for sale	477,964	381,231	25.37%
Mortgage loans held for sale	42,027	51,722	-18.74%

Loans:
Construction and land development	214,667	237,637	-9.67%
Commercial real estate	844,860	879,149	-3.90%
Consumer real estate	756,236	768,353	-1.58%
Commercial and industrial loans (except those secured by real estate)	189,887	183,693	3.37%
Consumer and other	25,481	30,064	-15.24%
Total loans	2,031,131	2,098,896	-3.23%
Deferred loan costs	299	588	-49.15%
Allowance for loan losses	(32,588)	(37,649)	-13.44%
Net loans	1,998,842	2,061,835	-3.06%

Premises and equipment, net	74,602	79,033	-5.61%
Deferred income tax asset	-	1,909	-100.00%
Core deposit intangibles, net	5,011	6,662	-24.78%
Goodwill	113,652	113,652	0.00%
Bank owned life insurance	42,413	31,116	36.31%
Foreclosed assets	8,575	10,894	-21.29%
Other assets	54,872	62,502	-12.21%

Total assets	2,917,928	2,940,442	-0.77%

Liabilities
Deposits:
Noninterest bearing deposits	310,756	322,924	-3.77%
Money market & interest checking	1,013,826	989,426	2.47%
Savings	289,260	255,215	13.34%
CD's and other time deposits	781,758	818,537	-4.49%
Total deposits	2,395,600	2,386,102	0.40%

Federal funds purchased and securities sold under agreements to repurchase	841	987	-14.79%
Federal Home Loan Bank advances	60,000	85,000	-29.41%
Subordinated debt	32,991	32,991	0.00%
Deferred income tax liability	2,654	-
Other liabilities	11,669	8,925	30.75%

Total liabilities	2,503,755	2,514,005	-0.41%

Stockholders' equity
Preferred stock	-	28,763	-100.00%
Common stock	22,819	22,748	0.31%
Additional paid-in capital	271,080	270,047	0.38%
Retained earnings	110,940	101,188	9.64%
Accumulated other comprehensive income, net	9,334	3,691	>100.00%

Total stockholders’ equity	414,173	426,437	-2.88%

Total liabilities and stockholders’ equity	$2,917,928	$2,940,442	-0.77%

QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)
			Percent
	For the three months ended		Increase
	12/31/2011	12/31/2010	(Decrease)
Interest Income
Loans, including fees	$26,634	$28,666	-7.09%
Federal funds sold and deposits in other banks	72	58	24.14%
Investment securities:
Taxable	1,675	1,844	-9.16%
Tax-exempt	1,412	1,142	23.64%
Total interest income	29,793	31,710	-6.05%

Interest Expense
Deposits	4,693	5,990	-21.65%
Federal funds purchased and securities sold under
agreements to repurchase	7	8	-12.50%
Federal Home Loan Bank advances and other borrowings	477	687	-30.57%
Subordinated debt	343	265	29.43%

Total interest expense	5,520	6,950	-20.58%

Net interest income	24,273	24,760	-1.97%
Provision for loan losses	1,750	5,300	-66.98%
Net interest income after provision for loan losses	22,523	19,460	15.74%

Noninterest Income
Retail banking fees	3,876	3,899	-0.59%
Commissions and fees from fiduciary activities	814	768	5.99%
Brokerage fee income	245	389	-37.02%
Mortgage banking-related fees	2,623	2,769	-5.27%
Losses on mortgage indemnifications and repurchases	-	(854)	-100.00%
Gains on sale of premises and equipment	91	172	>100.00%
Impairments on securities available for sale	-	(58)	-100.00%
Gains on securities available for sale	447	612	-26.96%
Losses / impairments on foreclosed assets	(432)	(688)	-37.21%
Income from bank owned life insurance	329	324	1.39%
Other operating income	416	494	-15.89%
Total noninterest income	8,409	7,827	7.44%

Noninterest Expense
Compensation and employee benefits	13,015	11,803	10.27%
Net occupancy	2,110	2,170	-2.76%
Supplies and equipment	2,364	2,106	12.25%
Amortization-intangible assets	413	413	0.00%
Marketing	216	360	-40.00%
State franchise taxes	596	554	7.58%
FDIC insurance	571	1,470	-61.16%
Data processing	692	657	5.33%
Professional fees	1,016	530	91.70%
Telecommunications	427	430	-0.70%
Other operating expenses	3,175	3,463	-8.32%
Total noninterest expense	24,595	23,956	2.67%

Income before income taxes	6,337	3,331	90.24%
Income tax expense	1,568	502	>100.00%
Net income	$4,769	$2,829	68.58%

QUARTERLY PERFORMANCE SUMMARY
STELLARONE CORPORATION (NASDAQ: STEL)
(Dollars in thousands)
			Percent
	For the Twelve Months Ended		Increase
	12/31/2011	12/31/2010	(Decrease)
Interest Income
Loans, including fees	$107,999	$114,828	-5.95%
Federal funds sold and deposits in other banks	282	251	12.35%
Investment securities:
Taxable	7,049	8,408	-16.16%
Tax-exempt	5,531	4,368	26.63%
Dividends	-	67	-100.00%
Total interest income	120,861	127,922	-5.52%

Interest Expense
Deposits	21,117	28,943	-27.04%
Federal funds purchased and securities sold under
agreements to repurchase	32	29	10.34%
Federal Home Loan Bank advances and other borrowings	2,158	3,866	-44.18%
Subordinated debt	1,133	1,074	5.49%

Total interest expense	24,440	33,912	-27.93%

Net interest income	96,421	94,010	2.56%
Provision for loan losses	12,700	22,850	-44.42%
Net interest income after provision for loan losses	83,721	71,160	17.65%

Noninterest Income
Retail banking fees	15,291	16,237	-5.83%
Commissions and fees from fiduciary activities	3,386	3,264	3.74%
Brokerage fee income	1,560	1,492	4.56%
Mortgage banking-related fees	8,186	9,388	-12.80%
Gain on sale of financial center	-	748	-100.00%
Losses on mortgage indemnifications and repurchases	(232)	(2,265)	-89.76%
Gains on sale of premises and equipment	84	199	>100.00%
Impairments on securities available for sale	-	(110)	-100.00%
Gains on securities available for sale	509	1,268	-59.86%
Losses / impairments on foreclosed assets	(1,149)	(1,147)	0.17%
Income from bank owned life insurance	1,298	1,296	0.15%
Other operating income	2,533	2,899	-12.63%
Total noninterest income	31,466	33,269	-5.42%

Noninterest Expense
Compensation and employee benefits	50,200	45,898	9.37%
Net occupancy	8,274	8,389	-1.37%
Supplies and equipment	9,116	8,401	8.51%
Amortization-intangible assets	1,651	1,651	0.00%
Marketing	953	1,146	-16.84%
State franchise taxes	2,384	2,216	7.58%
FDIC insurance	2,679	5,518	-51.45%
Data processing	2,721	2,398	13.47%
Professional fees	2,889	2,600	11.12%
Telecommunications	1,647	1,686	-2.31%
Other operating expenses	12,184	13,056	-6.68%
Total noninterest expense	94,698	92,959	1.87%

Income before income taxes	20,489	11,470	78.63%
Income tax expense	4,604	1,705	>100.00%
Net income	$15,885	$9,765	62.67%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(Dollars in thousands)

	For the Three Months Ended December 31,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
Dollars in thousands	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,054,650	$26,660	5.15%	$2,129,457	$28,714	5.35%
Investment securities
Taxable	317,374	1,675	2.07%	249,848	1,844	2.89%
Tax exempt (1)	149,179	2,173	5.70%	117,231	1,757	5.86%
Total investments	466,553	3,848	3.23%	367,079	3,601	3.84%

Interest bearing deposits	97,392	67	0.27%	53,739	29	0.21%
Federal funds sold	7,811	5	0.25%	54,088	29	0.21%
	571,756	3,920	2.69%	474,906	3,659	3.02%

Total earning assets	2,626,406	$30,580	4.62%	2,604,363	$32,373	4.93%

Total nonearning assets	312,829			341,651

Total assets	$2,939,235			$2,946,014

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$575,175	$398	0.27%	$552,735	$546	0.39%
Money market	430,592	692	0.64%	419,603	1,048	0.99%
Savings	288,103	332	0.46%	248,643	471	0.75%
Time deposits:
Less than $100,000	524,014	2,072	1.57%	567,053	2,508	1.75%
$100,000 and more	266,344	1,199	1.79%	275,483	1,417	2.04%
Total interest-bearing deposits	2,084,228	4,693	0.89%	2,063,517	5,990	1.15%

Federal funds purchased and securities sold under agreements to repurchase	946	7	2.95%	1,026	8	3.05%
Federal Home Loan Bank advances and other borrowings	60,000	477	3.11%	85,001	687	3.16%
Subordinated debt	32,991	343	4.07%	32,991	265	3.14%

	93,937	827	3.44%	119,018	960	3.16%

Total interest-bearing liabilities	2,178,165	5,520	1.00%	2,182,535	6,950	1.26%

Total noninterest-bearing liabilities	328,101			335,001

Total liabilities	2,506,266			2,517,536
Stockholders' equity	432,969			428,478

Total liabilities and stockholders' equity	$2,939,235			$2,946,014

Net interest income (tax equivalent)		$25,060			$25,423
Average interest rate spread			3.62%			3.67%
Interest expense as percentage of average earning assets			0.83%			1.06%
Net interest margin			3.79%			3.87%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(Dollars in thousands)

	For the Twelve Months Ended December 31,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
Dollars in thousands	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,077,067	$108,117	5.21%	$2,161,387	$115,025	5.32%
Investment securities
Taxable	274,660	7,049	2.53%	264,632	8,408	3.13%
Tax exempt (1)	144,489	8,509	5.81%	111,296	6,720	5.96%
Total investments	419,149	15,558	3.66%	375,928	15,128	3.97%

Interest bearing deposits	99,582	231	0.23%	55,101	124	0.22%
Federal funds sold	20,734	51	0.24%	52,001	127	0.24%
	539,465	15,840	2.90%	483,030	15,379	3.14%

Total earning assets	2,616,532	$123,957	4.74%	2,644,417	$130,404	4.93%

Total nonearning assets	313,894			332,327

Total assets	$2,930,426			$2,976,744

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$569,201	$1,999	0.35%	$560,591	$3,363	0.60%
Money market	430,572	3,757	0.87%	400,210	4,579	1.14%
Savings	278,605	1,638	0.59%	227,197	1,844	0.81%
Time deposits:
Less than $100,000	535,813	8,781	1.64%	604,831	12,394	2.05%
$100,000 and more	265,778	4,942	1.86%	290,421	6,763	2.33%
Total interest-bearing deposits	2,079,969	21,117	1.02%	2,083,250	28,943	1.39%

Federal funds purchased and securities sold under agreements to repurchase	1,054	32	2.99%	982	29	2.91%
Federal Home Loan Bank advances and other borrowings	64,932	2,158	3.28%	113,315	3,866	3.36%
Subordinated debt	32,991	1,133	3.39%	32,991	1,074	3.21%

	98,977	3,323	3.31%	147,288	4,969	3.33%

Total interest-bearing liabilities	2,178,946	24,440	1.12%	2,230,538	33,912	1.52%

Total noninterest-bearing liabilities	322,549			320,568

Total liabilities	2,501,495			2,551,106
Stockholders' equity	428,931			425,638

Total liabilities and stockholders' equity	$2,930,426			$2,976,744

Net interest income (tax equivalent)		$99,517			$96,492
Average interest rate spread			3.62%			3.41%
Interest expense as percentage of average earning assets			0.93%			1.28%
Net interest margin			3.80%			3.65%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
FINANCIAL INFORMATION - FOUR QUARTER TREND (UNAUDITED)
(Dollars in thousands, except per share data)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,
	2011	2011	2011	2011

Interest income	$29,793	$30,394	$30,369	$30,305
Interest expense	5,520	6,151	6,326	6,443
Net interest income	24,273	24,243	24,043	23,862
Provision for loan losses	1,750	3,300	3,150	4,500
Total net interest income after provision	22,523	20,943	20,893	19,362
Non interest income	8,409	7,864	7,521	7,672
Non interest expense	24,595	23,346	23,220	23,537
Income before income taxes	6,337	5,461	5,194	3,497
Provision for income taxes	1,568	1,242	1,169	625
Net income	$4,769	$4,219	$4,025	$2,872
Preferred stock dividends	(271)	(223)	(354)	(370)
Accretion of preferred stock discount	(702)	(73)	(366)	(95)
Net income available to common shareholders	$3,796	$3,923	$3,305	$2,407
Net income per share
basic	$0.17	$0.17	$0.15	$0.11
diluted	$0.17	$0.17	$0.14	$0.11

STELLARONE CORPORATION (NASDAQ: STEL)
SEGMENT INFORMATION (UNAUDITED)
(Dollars in thousands)

At and for the Three Months Ended December 31, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,303	$312	$-	$(342)	$-	$24,273
Provision for loan losses	1,750	-	-	-	-	1,750
Noninterest income	5,785	2,648	1,158	26	(1,208)	8,409
Noninterest expense	22,063	2,217	1,104	419	(1,208)	24,595
Provision for income taxes	1,592	223	16	(263)	-	1,568
Net income (loss)	$4,683	$520	$38	$(472)	$-	$4,769

Total Assets	$2,868,333	$42,894	$415	$451,866	$(445,579)	$2,917,928
Average Assets	$2,894,269	$37,322	$433	$469,852	$(462,641)	$2,939,235

At and for the Three Months Ended December 31, 2010

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,525	$500	$-	$(265)	$-	$24,760
Provision for loan losses	5,300	-	-	-	-	5,300
Noninterest income	5,832	1,832	1,157	82	(1,076)	7,827
Noninterest expense	21,195	2,226	1,030	581	(1,076)	23,956
Provision for income taxes	713	33	37	(281)	-	502
Net income (loss)	$3,149	$73	$90	$(483)	$-	$2,829

Total Assets	$2,870,097	$52,788	$473	$462,991	$(445,907)	$2,940,442
Average Assets	$2,877,575	$52,439	$479	$465,865	$(450,344)	$2,946,014

At and for the Twelve Months Ended December 31, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
Net interest income	$96,659	$895	$-	$(1,133)	$-	$96,421
Provision for loan losses	12,700	-	-	-	-	12,700
Noninterest income	22,977	8,122	5,045	106	(4,784)	31,466
Noninterest expense	86,257	7,667	4,399	1,159	(4,784)	94,698
Provision for income taxes	4,794	405	194	(789)	-	4,604
Net income (loss)	$15,885	$945	$452	$(1,397)	$-	$15,885

Average Assets	$2,896,875	$24,854	$444	$465,607	$(457,354)	$2,930,426

At and for the Twelve Months Ended December 31, 2010

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
Net interest income	$93,535	$1,549	$-	$(1,074)	$-	$94,010
Provision for loan losses	22,850	-	-	-	-	22,850
Noninterest income	24,976	7,101	4,757	720	(4,285)	33,269
Noninterest expense	83,442	7,695	3,975	2,132	(4,285)	92,959
Provision for income taxes	2,130	286	234	(945)	-	1,705
Net income (loss)	$10,089	$669	$548	$(1,541)	$-	$9,765

Average Assets	$2,919,449	$39,790	$541	$462,758	$(445,794)	$2,976,744

STELLARONE CORPORATION (NASDAQ: STEL)
NON-GAAP RECONCILIATION (UNAUDITED)
(Dollars in thousands)

	For the three months ended
	December 31, 2011	September 30, 2011	December 31, 2010
Noninterest expense	$24,595	$23,346	$23,956
Less:
Amortization of intangible assets	413	413	413
Adjusted noninterest expense	24,182	22,933	23,543

Net interest income (tax equivalent)	25,060	25,059	25,423
Noninterest income	8,409	7,864	7,827
Less:
Gains on sale of securities available for sale	447	41	612
Losses / impairments on foreclosed assets	(432)	(223)	(688)
Impairments on securities available for sale	-	-	(58)
Net revenues	$33,454	$33,105	$33,384

Efficiency ratio	72.3%	69.3%	70.5%

	For the three months ended
	December 31, 2011	September 30, 2011	December 31, 2010
Noninterest income	$8,409	$7,864	$7,827
Less:
Gains on securities available for sale	447	41	612
Gains (losses) on sale of premises and equipment	91	(9)	172
Impairments on securities available for sale	-	-	(58)
Operating earnings	$7,871	$7,832	$7,101

	For the three months ended
	December 31, 2011	September 30, 2011	December 31, 2010
Net income	$4,769	$4,219	$2,829
Plus:
Income tax expense	1,568	1,242	502
Provision for loan losses	1,750	3,300	5,300
Pre-tax pre-provision earnings	$8,087	$8,761	$8,631

	For the three months ended
	December 31, 2011	September 30, 2011
Total stockholders' equity	$414,173	$432,865
Less:
Core deposit intangibles, net	5,011	5,424
Goodwill	113,652	113,652
Preferred stock	-	21,798
Tangible common equity	295,510	291,991

Total assets	2,917,928	2,957,841
Less: Core deposit intangibles, net	5,011	5,424
Goodwill	113,652	113,652
Tangible assets	$2,799,265	$2,838,765

Tangible common equity ratio	10.56%	10.29%

CONTACT:	Jeffrey W. Farrar
Executive Vice President and CFO of StellarOne Corporation
(434) 964-2217
jfarrar@stellarone.com